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                                                                   EXHIBIT 5.1


                              JONES, DAY, REAVIS & POGUE
                              2300 TRAMMELL CROW CENTER
                                   2001 ROSS AVENUE
                                 DALLAS, TEXAS  75201



                                     June 17, 1997

Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas  75063

    Re: REGISTRATION ON FORM S-3 OF 1,500,000 SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF MICHAELS STORES, INC.

Ladies and Gentlemen:

         We are acting as counsel to Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") of
(i) the offer and sale by the Company of 1,500,000 shares (the "Shares") of Common Stock, par value $0.10 per share, of the Company upon exercise of options granted or to be granted pursuant to the Company's Amended and Restated 1992 Non-Statutory Stock Option Plan (the "Plan") and (ii) the subsequent offer and resale by certain holders of options granted pursuant to the Plan of the Shares acquired or to be acquired by such holders upon exercise of such options.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the provisions of the Company's Amended and Restated 1992 Non-Statutory Stock Option Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be validly issued, fully paid, and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."

                                       Very truly yours,


                                   /s/ Jones, Day, Reavis & Pogue